Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Matt Latino +1 (914) 323-5821
	Kelly.McAndrew@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem reports strong quarter with eight percent growth
in organic revenue and orders; double-digit growth in 3rd quarter 2018 earnings

•	Third quarter 2018 reported net income was $130 million or $0.72 per share; Adjusted net income for the quarter was $139 million or $0.77 per share, up 18 percent versus the prior year period

•	Xylem delivered $1.3 billion in third quarter 2018 revenue, up eight percent year-over-year excluding the impact of foreign exchange and acquisitions

•	Reported and adjusted EBITDA margin increased 150 and 110 basis points, respectively

•	Company narrows full-year earnings outlook to reflect strong year-to-date performance and negative impact of foreign currency translation

RYE BROOK, N.Y., October 30, 2018 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported third quarter 2018 net income of $130 million, or $0.72 per share. Excluding the impact of restructuring, realignment and other special items, the Company delivered adjusted net income of $139 million or $0.77 per share in the quarter, an 18-percent increase over the prior year period. Third quarter revenue was $1.3 billion, up eight percent excluding the impact of foreign exchange and acquisitions. Revenue for the quarter increased eight percent on an organic basis, driven by continued strong growth in all end markets and across all major geographies. Orders also increased eight percent organically for the second consecutive quarter. Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin improved by 110 basis points year-over-year to 20.3 percent driven by volume leverage, savings from productivity initiatives and price realization. Reported operating margin in the quarter was 13.7 percent and adjusted operating margin increased 50 basis points year over year to 14.6 percent, including a 20-basis-point negative impact due to purchase accounting.

Patrick Decker, President and Chief Executive Officer of Xylem, said, “Our team delivered another quarter of strong results, positioning us well to meet our long-term growth and financial commitments. The organic growth we delivered in revenue and orders reflects strong performance in each of our major geographies and across all end markets. We see momentum strengthening in our ongoing efforts to drive commercial excellence and leverage our expanded portfolio, which are yielding more wins and share gains. Our focus on executing productivity initiatives and realizing additional pricing has enabled us to continue to mitigate ongoing inflationary pressures. I’m pleased with our teams’ marketplace execution, which has continued to gain momentum throughout the year and sets us up for continued strong growth ahead.”

Full-year 2018 Outlook
Xylem continues to forecast full-year 2018 revenue of approximately $5.2 billion, up approximately 10 percent versus the prior year, including growth from previously announced acquisitions. On an organic basis, Xylem now anticipates revenue growth in the range of seven to eight percent.
Xylem has narrowed the range of its full-year 2018 earnings expectations to reflect the Company’s strong operational performance year-to-date and the negative impact of foreign exchange translation. Full-year 2018 adjusted operating margin is now expected to be in the range of 13.9 to 14.0 percent, resulting in adjusted earnings per share of $2.87 to $2.89. This represents an increase of approximately 20 percent from Xylem’s 2017 adjusted results. The Company’s adjusted earnings outlook excludes projected integration, restructuring and realignment costs, which are expected to be approximately $45 million for the year. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.
Third Quarter Segment Results
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•
Third quarter 2018 revenue was $541 million, up eight percent organically compared with third quarter 2017. This growth includes an eight-percent increase in the utilities end market, which continues to show strength, particularly in Emerging Markets and North America. The industrial end market delivered mid-single-digit growth, driven by growing demand for Xylem’s dewatering applications in construction, mining and the oil and gas sector.

•
Third quarter reported operating income for the segment was $99 million. Adjusted operating income for the segment, which excludes $5 million of restructuring and realignment costs, was $104 million, an 11-percent increase over the same period a year ago. Adjusted EBITDA margin for the Water Infrastructure segment increased 120 basis points to 22.2 percent. Reported operating margin for the segment was 18.3 percent, up 80 basis points versus the prior year, and adjusted operating margin increased 110 basis points to 19.2 percent. This growth reflects productivity gains, volume leverage and price realization, partially offset by inflation and higher investments in strategic growth initiatives.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial applications.

•
Third quarter 2018 Applied Water revenue was $378 million, an eight-percent increase organically year over year. This performance reflects high-single-digit growth in the U.S., Western Europe and Emerging Markets. Strength in the commercial end market was driven by project activity as well as market share gains in U.S. and Europe. The Company’s business in the industrial end market was particularly strong in the U.S., driven by healthy project business.

•
Third quarter reported operating income for the segment was $59 million and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $61 million, an 11-percent increase over the comparable period last year. Adjusted EBITDA margin for the Applied Water segment was 18 percent, an increase of 50 basis points over the prior year. Reported operating margin was 15.6 percent, up 150 basis points year over year, and adjusted operating margin increased 60 basis points to 16.1 percent as productivity initiatives, price realization and volume leverage more than offset inflation and unfavorable foreign exchange impacts.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•
Third quarter 2018 Measurement & Control Solutions revenue was $368 million, up eight percent organically versus the prior year period. This reflects solid growth in the Sensus business, up high single digits year over year, driven by large project deployments in the gas sector and double-digit growth in the water sector in North America.

•
Third quarter reported operating income for the segment was $31 million, and adjusted operating income, which excludes $4 million of restructuring and realignment costs and acquisition-related costs, was $35 million, a nine-percent increase over the prior-year period. Adjusted EBITDA margin for the Measurement & Control Solutions segment increased 90 basis points to 19 percent. Reported operating margin for the segment was 8.4 percent, flat versus the prior year period. The benefits of volume leverage and productivity initiatives were more than offset by the funding of strategic growth investments, inflation and purchase accounting. This resulted in a 50-basis-point decrease in adjusted operating margin to 9.5 percent.

Supplemental information on Xylem’s third quarter 2018 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.
About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. Xylem also provides a leading portfolio of smart metering, network technologies and advanced infrastructure analytics solutions for water, electric and gas utilities. The Company’s more than 16,500 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York with 2017 revenue of $4.7 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions, political and other risks associated with our international operations, including military actions, economic sanctions or trade barriers and embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract talent and key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
###

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2018	2017	2018	2017
Revenue	$1,287	$1,195	$3,821	$3,430
Cost of revenue	782	724	2,337	2,090
Gross profit	505	471	1,484	1,340
Selling, general and administrative expenses	279	270	868	812
Research and development expenses	46	45	137	131
Restructuring and asset impairment charges, net	4	4	19	22
Operating income	176	152	460	375
Interest expense	21	21	63	62
Other non-operating income (expense), net	4	1	9	5
Gain (loss) from sale of business	2	(1)	—	4
Income before taxes	161	131	406	322
Income tax expense	31	27	82	62
Net income	$130	$104	$324	$260
Less: Net loss attributable to non-controlling interests	—	(1)	—	—
Net income attributable to Xylem	130	105	324	260
Earnings per share:
Basic	$0.73	$0.58	$1.80	$1.45
Diluted	$0.72	$0.58	$1.79	$1.44
Weighted average number of shares:
Basic	179.7	179.6	179.8	179.6
Diluted	181.1	180.9	181.2	180.7
Dividends declared per share	$0.2100	$0.1800	$0.6300	$0.5400

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	September 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$404	$414
Receivables, less allowances for discounts and doubtful accounts of $34 and $35 in 2018 and 2017, respectively	1,017	956
Inventories	622	524
Prepaid and other current assets	161	177
Total current assets	2,204	2,071
Property, plant and equipment, net	636	643
Goodwill	3,008	2,768
Other intangible assets, net	1,259	1,168
Other non-current assets	219	210
Total assets	$7,326	$6,860
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$570	$549
Accrued and other current liabilities	571	551
Short-term borrowings and current maturities of long-term debt	342	—
Total current liabilities	1,483	1,100
Long-term debt	2,189	2,200
Accrued postretirement benefits	409	442
Deferred income tax liabilities	284	252
Other non-current accrued liabilities	330	347
Total liabilities	4,695	4,341
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 192.9 shares and 192.3 shares in 2018 and 2017, respectively	2	2
Capital in excess of par value	1,942	1,912
Retained earnings	1,452	1,227
Treasury stock – at cost 13.2 shares and 12.4 shares in 2018 and 2017, respectively	(486)	(428)
Accumulated other comprehensive loss	(293)	(210)
Total stockholders’ equity	2,617	2,503
Non-controlling interest	14	16
Total equity	2,631	2,519
Total liabilities and stockholders’ equity	$7,326	$6,860

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the nine months ended September 30,	2018	2017
Operating Activities
Net income	$324	$260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	87	83
Amortization	108	91
Share-based compensation	23	16
Restructuring and asset impairment charges	19	22
Loss (gain) from sale of business	—	(4)
Other, net	2	18
Payments for restructuring	(18)	(25)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(76)	(114)
Changes in inventories	(115)	(14)
Changes in accounts payable	51	3
Other, net	(17)	43
Net Cash – Operating activities	388	379
Investing Activities
Capital expenditures	(171)	(119)
Acquisition of business, net of cash acquired	(433)	(16)
Proceeds from sale of assets and business	22	11
Cash received from investments	—	10
Cash paid for investments	—	(11)
Other, net	3	3
Net Cash – Investing activities	(579)	(122)
Financing Activities
Short-term debt issued, net	410	—
Short-term debt repaid	(50)	(184)
Repurchase of common stock	(58)	(25)
Proceeds from exercise of employee stock options	7	8
Dividends paid	(114)	(97)
Other, net	—	(1)
Net Cash – Financing activities	195	(299)
Effect of exchange rate changes on cash	(14)	17
Net change in cash and cash equivalents	(10)	(25)
Cash and cash equivalents at beginning of year	414	308
Cash and cash equivalents at end of period	$404	$283
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$47	$46
Income taxes (net of refunds received)	$60	$58

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, Sensus acquisition related costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, adjusted net income and earnings per share, adjusted to exclude restructuring and realignment costs, Sensus acquisition related costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs" defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs, acquisition costs, costs related to the recognition of the backlog intangible asset amortization recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as non-cash impairment charges, acquisition and integration related costs not related to Sensus, due diligence costs and other special non-operating items.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2018 v. 2017	% Change 2018 v. 2017	Acquisitions/ Divestitures	FX Impact	Change Adj. 2018 v. 2017	% Change Adj. 2018 v. 2017
	2018	2017

Nine Months Ended September 30
Xylem Inc.	4,054	3,598	456	13%	(69)	(62)	325	9%	11%
Water Infrastructure	1,671	1,546	125	8%	—	(25)	100	6%	6%
Applied Water	1,162	1,103	59	5%	12	(18)	53	5%	4%
Measurement & Control Solutions	1,221	949	272	29%	(81)	(19)	172	18%	27%

Quarter Ended September 30
Xylem Inc.	1,356	1,249	107	9%	(27)	24	104	8%	10%
Water Infrastructure	537	558	(21)	-4%	—	17	(4)	-1%	-1%
Applied Water	377	374	3	1%	2	5	10	3%	2%
Measurement & Control Solutions	442	317	125	39%	(29)	2	98	31%	40%

Quarter Ended June 30
Xylem Inc.	1,378	1,212	166	14%	(34)	(30)	102	8%	11%
Water Infrastructure	580	521	59	11%	—	(14)	45	9%	9%
Applied Water	401	375	26	7%	4	(9)	21	6%	5%
Measurement & Control Solutions	397	316	81	26%	(38)	(7)	36	11%	23%

Quarter Ended March 31
Xylem Inc.	1,320	1,137	183	16%	(8)	(56)	119	10%	11%
Water Infrastructure	554	467	87	19%	—	(28)	59	13%	13%
Applied Water	384	354	30	8%	6	(14)	22	6%	5%
Measurement & Control Solutions	382	316	66	21%	(14)	(14)	38	12%	16%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2018 v. 2017	% Change 2018 v. 2017	Acquisitions / Divestitures	FX Impact	Change Adj. 2018 v. 2017	% Change Adj. 2018 v. 2017
	2018	2017

Nine Months Ended September 30
Xylem Inc.	3,821	3,430	391	11%	(63)	(59)	269	8%	10%
Water Infrastructure	1,567	1,421	146	10%	—	(20)	126	9%	9%
Applied Water	1,132	1,048	84	8%	10	(18)	76	7%	6%
Measurement & Control Solutions	1,122	961	161	17%	(73)	(21)	67	7%	15%

Quarter Ended September 30
Xylem Inc.	1,287	1,195	92	8%	(22)	24	94	8%	10%
Water Infrastructure	541	520	21	4%	—	18	39	8%	8%
Applied Water	378	354	24	7%	2	4	30	8%	8%
Measurement & Control Solutions	368	321	47	15%	(24)	2	25	8%	15%

Quarter Ended June 30
Xylem Inc.	1,317	1,164	153	13%	(26)	(29)	98	8%	11%
Water Infrastructure	546	482	64	13%	—	(13)	51	11%	11%
Applied Water	388	361	27	7%	3	(8)	22	6%	5%
Measurement & Control Solutions	383	321	62	19%	(29)	(8)	25	8%	17%

Quarter Ended March 31
Xylem Inc.	1,217	1,071	146	14%	(15)	(54)	77	7%	9%
Water Infrastructure	480	419	61	15%	—	(25)	36	9%	9%
Applied Water	366	333	33	10%	5	(14)	24	7%	6%
Measurement & Control Solutions	371	319	52	16%	(20)	(15)	17	5%	12%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		YTD
	2018	2017	2018	2017	2018	2017	2018	2017
Total Revenue
• Total Xylem	1,217	1,071	1,317	1,164	1,287	1,195	3,821	3,430
• Water Infrastructure	480	419	546	482	541	520	1,567	1,421
• Applied Water	366	333	388	361	378	354	1,132	1,048
• Measurement & Control Solutions	371	319	383	321	368	321	1,122	961
Operating Income
• Total Xylem	113	86	171	137	176	152	460	375
• Water Infrastructure	49	41	92	74	99	91	240	206
• Applied Water	50	36	61	48	59	50	170	134
• Measurement & Control Solutions	33	25	31	29	31	27	95	81
• Total Segments	132	102	184	151	189	168	505	421
Operating Margin
• Total Xylem	9.3%	8.0%	13.0%	11.8%	13.7%	12.7%	12.0%	10.9%
• Water Infrastructure	10.2%	9.8%	16.8%	15.4%	18.3%	17.5%	15.3%	14.5%
• Applied Water	13.7%	10.8%	15.7%	13.3%	15.6%	14.1%	15.0%	12.8%
• Measurement & Control Solutions	8.9%	7.8%	8.1%	9.0%	8.4%	8.4%	8.5%	8.4%
• Total Segments	10.8%	9.5%	14.0%	13.0%	14.7%	14.1%	13.2%	12.3%
Sensus Acquisition Related Costs
• Total Xylem	—	10	—	4	—	5	—	19
• Water Infrastructure	—	—	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—	—	—
• Measurement & Control Solutions	—	6	—	3	—	4	—	13
• Total Segments	—	6	—	3	—	4	—	13
Special Charges
• Total Xylem	6	5	1	—	1	3	8	8
• Water Infrastructure	—	—	—	—	—	—	—	—
• Applied Water	—	5	—	—	—	—	—	5
• Measurement & Control Solutions	2	—	1	—	—	—	3	—
• Total Segments	2	5	1	—	—	—	3	5
Restructuring & Realignment Costs
• Total Xylem	16	11	10	12	11	9	37	32
• Water Infrastructure	5	4	5	5	5	3	15	12
• Applied Water	3	4	2	5	2	5	7	14
• Measurement & Control Solutions	8	3	3	2	4	1	15	6
• Total Segments	16	11	10	12	11	9	37	32
Adjusted Operating Income
• Total Xylem	135	112	182	153	188	169	505	434
• Water Infrastructure	54	45	97	79	104	94	255	218
• Applied Water	53	45	63	53	61	55	177	153
• Measurement & Control Solutions	43	34	35	34	35	32	113	100
• Total Segments	150	124	195	166	200	181	545	471
Adjusted Operating Margin
• Total Xylem	11.1%	10.5%	13.8%	13.1%	14.6%	14.1%	13.2%	12.7%
• Water Infrastructure	11.3%	10.7%	17.8%	16.4%	19.2%	18.1%	16.3%	15.3%
• Applied Water	14.5%	13.5%	16.2%	14.7%	16.1%	15.5%	15.6%	14.6%
• Measurement & Control Solutions	11.6%	10.7%	9.1%	10.6%	9.5%	10.0%	10.1%	10.4%
• Total Segments	12.3%	11.6%	14.8%	14.3%	15.5%	15.1%	14.3%	13.7%
Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q3 2018				Q3 2017
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,287			1,287	1,195			1,195
Operating Income	176	12	a	188	152	17	a	169
Operating Margin	13.7%			14.6%	12.7%			14.1%
Interest Expense	(21)			(21)	(21)			(21)
Other Non-Operating Income (Expense)	4			4	1			1
Gain/(Loss) from sale of business	2	(2)		—	(1)	1		—
Income before Taxes	161	10		171	131	18		149
Provision for Income Taxes	(31)	(1)	b	(32)	(27)	(4)	b	(31)
Income attributable to minority interest				—	1			1
Net Income attributable to Xylem	130	9		139	105	14		119
Diluted Shares	181.1			181.1	180.9			180.9
Diluted EPS	$0.72	$0.05		$0.77	$0.58	$0.07		$0.65

Year-over-year currency translation impact on current year diluted EPS	$(0.01)	$(0.01)		$(0.02)
Diluted EPS at Constant Currency	$0.73	$0.06		$0.79

	Q3 YTD 2018				Q3 YTD 2017
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	3,821			3,821	3,430			3,430
Operating Income	460	45	a	505	375	59	a	434
Operating Margin	12.0%			13.2%	11.0%			12.7%
Interest Expense	(63)			(63)	(62)			(62)
Other Non-Operating Income (Expense)	9			9	5			5
Gain/(Loss) from sale of business	—	—		—	4	(4)		—
Income before Taxes	406	45		451	322	55		377
Provision for Income Taxes	(82)	(6)	b	(88)	(62)	(19)	b	(81)
Income attributable to minority interest	—			—	—			—
Net Income attributable to Xylem	324	39		363	260	36		296
Diluted Shares	181.2			181.2	180.7			180.7
Diluted EPS	$1.79	$0.21		$2.00	$1.44	$0.20		$1.64

Year-over-year currency translation impact on current year diluted EPS	$0.07	$—		$0.07
Diluted EPS at Constant Currency	$1.72	$0.21		$1.93

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.
a
QTD: Restructuring & realignment costs of $11 million and $9 million in 2018 and 2017, respectively; special charges of $1 million of acquisition related costs in 2018 and $3 million of due diligence costs in 2017; and $5 million of Sensus acquisition related costs in 2017.

YTD: Restructuring & realignment costs of $37 million and $32 million in 2018 and 2017, respectively; special charges of $8 million of acquisition related costs in 2018 and $5 million of asset impairment and $3 million of due diligence costs in 2017; and 2017 Sensus acquisition related costs of $19 million.

b
QTD: Net tax impact on restructuring & realignment costs of $3 million and $4 million in 2018 and 2017, respectively; net tax impact on 2017 Sensus acquisition related costs of $2 million and special charges of $1 million; and tax-related special items of $2 million of benefit and $3 million of benefit in 2018 and 2017, respectively.

YTD: Net tax impact on restructuring & realignment costs of $10 million and $11 million in 2018 and 2017, respectively; net tax impact on special charges of $1 million and $3 million in 2018 and 2017, respectively; net tax impact of $7 million on 2017 Sensus acquisition related costs; net tax impact of $2 million on the gain from sale of business in 2017; and tax-related special items of $5 million of benefit and $0 million in 2018 and 2017, respectively.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Nine Months Ended
	2018	2017	2018	2017	2018	2017	2018	2017
Net Cash - Operating Activities	$63	$52	$138	$99	$187	$228	$388	$379
Capital Expenditures	(61)	(43)	(50)	(34)	(60)	(42)	(171)	(119)
Free Cash Flow	$2	$9	$88	$65	$127	$186	$217	$260
Cash paid for Sensus acquisition related costs	(1)	(17)	—	(5)	—	(1)	(1)	(23)
Free Cash Flow, excluding Sensus Acquisition Related Costs	$3	$26	$88	$70	$127	$187	$218	$283
Net Income	79	56	115	100	130	104	324	260
Gain/(Loss) from sale of businesses	—	5	(2)	—	2	(1)	—	4
Special Charges - non-cash impairment	—	(5)	—	—	—	—	—	(5)
Sensus acquisition related costs	—	(10)	—	(4)	—	(5)	—	(19)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and Sensus Acquisition Related Costs	$79	$66	$117	$104	$128	$110	$324	$280
Free Cash Flow Conversion	4%	39%	75%	67%	99%	170%	67%	101%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Net Income	79	115	130		324
Income Tax Expense	16	35	31		82
Interest Expense (Income), net	20	20	20		60
Depreciation	29	29	29		87
Amortization	38	36	34		108
EBITDA	182	235	244		661
Share-based Compensation	9	7	7		23
Restructuring & Realignment	16	9	11		36
Loss/(Gain) from sale of business	—	2	(2)		—
Special Charges	6	1	1		8
Adjusted EBITDA	213	254	261		728
Revenue	1,217	1,317	1,287		3,821
Adjusted EBITDA Margin	17.5%	19.3%	20.3%		19.1%

2017
	Q1	Q2	Q3	Q4	Total
Net Income	56	100	104	70	330
Income Tax Expense	14	21	27	74	136
Interest Expense (Income), net	20	20	20	19	79
Depreciation	28	27	28	26	109
Amortization	31	30	30	34	125
EBITDA	149	198	209	223	779
Share-based Compensation	6	5	5	5	21
Restructuring & Realignment	11	12	9	9	41
Loss/(Gain) from sale of business	(5)	—	1	14	10
Sensus acquisition related costs	7	2	3	2	14
Special Charges	5	—	3	5	13
Adjusted EBITDA	173	217	230	258	878
Revenue	1,071	1,164	1,195	1,277	4,707
Adjusted EBITDA Margin	16.2%	18.6%	19.2%	20.2%	18.7%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47	90	98		235
Interest Expense (Income), net	—	(1)	(1)		(2)
Depreciation	12	11	12		35
Amortization	5	5	5		15
EBITDA	64	105	114		283
Share-based Compensation	1	—	1		2
Restructuring & Realignment	5	5	5		15
Adjusted EBITDA	70	110	120		300
Revenue	480	546	541		1,567
Adjusted EBITDA Margin	14.6%	20.1%	22.2%		19.1%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	39	73	90	105	307
Interest Expense (Income), net	—	—	(1)	(1)	(2)
Depreciation	11	11	12	11	45
Amortization	5	4	5	5	19
EBITDA	55	88	106	120	369
Share-based Compensation	1	—	—	1	2
Restructuring & Realignment	4	5	3	4	16
Adjusted EBITDA	60	93	109	125	387
Revenue	419	482	520	583	2,004
Adjusted EBITDA Margin	14.3%	19.3%	21.0%	21.4%	19.3%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	50	61	60		171
Interest Expense (Income), net	—	—	—		—
Depreciation	5	5	5		15
Amortization	—	1	1		2
EBITDA	55	67	66		188
Share-based Compensation	1	1	—		2
Restructuring & Realignment	3	2	2		7
Adjusted EBITDA	59	70	68		197
Revenue	366	388	378		1,132
Adjusted EBITDA Margin	16.1%	18.0%	18.0%		17.4%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	40	49	49	62	200
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	5	5	20
Amortization	1	1	1	—	3
EBITDA	46	55	55	67	223
Share-based Compensation	—	1	1	—	2
Restructuring & Realignment	4	5	5	3	17
Loss/(Gain) on sale of business	(5)	—	1	(2)	(6)
Special charges	5	—	—	—	5
Adjusted EBITDA	50	61	62	68	241
Revenue	333	361	354	373	1,421
Adjusted EBITDA Margin	15.0%	16.9%	17.5%	18.2%	17.0%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	33	28	33		94
Interest Expense (Income), net	—	—	—		—
Depreciation	8	9	8		25
Amortization	29	27	26		82
EBITDA	70	64	67		201
Share-based Compensation	1	1	1		3
Restructuring & Realignment	8	3	4		15
Loss/(Gain) from sale of business	—	2	(2)		—
Special Charges	2	1	—		3
Adjusted EBITDA	81	71	70		222
Revenue	371	383	368		1,122
Adjusted EBITDA Margin	21.8%	18.5%	19.0%		19.8%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	24	30	26	11	91
Interest Expense (Income), net	—	—	—	(1)	(1)
Depreciation	8	8	7	7	30
Amortization	23	22	22	25	92
EBITDA	55	60	55	42	212
Share-based Compensation	—	1	—	1	2
Restructuring & Realignment	3	2	1	2	8
Loss from sale of business	—	—	—	16	16
Sensus Acquisition Related Costs	3	1	2	1	7
Special Charges	—	—	—	2	2
Adjusted EBITDA	61	64	58	64	247
Revenue	319	321	321	321	1,282
Adjusted EBITDA Margin	19.1%	19.9%	18.1%	19.9%	19.3%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.